As filed with the Securities and Exchange Commission on December 19, 2008
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LAM RESEARCH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-2634797
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
4650 Cushing Parkway
Fremont, California 94538-6470
(Address of Principal Executive Offices)

1999 Employee Stock Purchase Plan, as amended
(Full title of the plan)

ERNEST E. MADDOCK
Senior Vice President and Chief Financial Officer
Lam Research Corporation
4650 Cushing Parkway,
Fremont, California 94538-6470
(510) 659-0200
(Name, address of and telephone number, including area code, of agent for service)

Copy to:
Timothy G. Hoxie, Esq.
Jones Day
555 California Street, 26th Floor
San Francisco, CA 94104
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
(Calculation of Registration Fee on following page)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of each class of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered(1)	per share (2)	price (2)	registration fee
Common Stock, $0.001 par value	5,324,687 shares	$22.02	$117,249,608	$4,607.91

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq National Market on December 15, 2008.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
General Instruction E Information
     This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Lam Research Corporation (the “Registrant”) on Form S-8 relating to the same employee benefit plan is effective. The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2005 (File No. 333-127936) is hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference
Item 6. Indemnification of Directors and Officers
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.2

Item 3. Incorporation of Documents by Reference.
          The following documents, which have been filed by the Registrant with the Commission are hereby incorporated by reference:
          (a) The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended June 29, 2008 (File No. 000-12933), filed with the Commission on August 28, 2008 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          (b) The Registrant’s Quarterly Report on Form 10-Q for the three months ended September 28, 2008 (File No. 000-12933), filed with the Commission on November 7, 2008 pursuant to Section 13(a) or 15(d) of the Exchange Act.
          (c) The Registrant’s Current Reports on Form 8-K (with File No. 000-12933) filed with the Commission on September 16, 2008, filed with the Commission on November 13, 2008, filed with the Commission on November 20, 2008, and the Registrant’s Amended Current Report on Form 8-K filed with the Commission on December 19, 2008.
          (d) The description of Registrant’s Common Stock as set forth in the Registrant’s Registration Statement filed with the Commission on Form 8-B on April 11, 1990 and any amendment or report filed for the purpose of updating such description.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.
Item 6. Indemnification of Directors and Officers.
          In addition to the information incorporated by reference to Item 6 of the Registrant’s Form S-8 Registration Statement filed with the Commission on August 29, 2005 (File No. 333-127936), the Registrant has additionally been authorized to enter into indemnification agreements with each of its Section 16 executive officers and directors, as described in the Registrant’s Current Report on Form 8-K filed with the Commission on November 13, 2008 (File No. 000-12933).

Item 8. Exhibits.

Exhibit
Number

4.1(1)	Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Powers of Attorney (see page 4)

(1)	Incorporated by reference to Appendix A of the Registrant’s Proxy Statement filed on October 14, 2003 (File No. 000-12933).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 19, 2008.

Lam Research Corporation
By:	/s/ Ernest E. Maddock
Ernest E. Maddock
Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen G. Newberry and Ernest E. Maddock, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN G. NEWBERRY Stephen G. Newberry	President and Chief Executive Officer (Principal Executive Officer)	December 14, 2008
/s/ ERNEST E. MADDOCK Ernest E. Maddock	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 19, 2008
/s/ JAMES W. BAGLEY James W. Bagley	Executive Chairman and Director	December 19, 2008
/s/ DAVID G. ARSCOTT David G. Arscott	Director	December 19, 2008
/s/ ROBERT M. BERDAHL Robert. M. Berdahl	Director	December 3, 2008
/s/ RICHARD J. ELKUS, JR. Richard J. Elkus, Jr.	Director	December 11, 2008

Signature	Title	Date
/s/ JACK R. HARRIS Jack R. Harris	Director	December 10, 2008
/s/ GRANT M. INMAN Grant M. Inman	Director	December 4, 2008
/s/ CATHERINE P. LEGO Catherine P. Lego	Director	December 7, 2008
/s/ SEIICHI WATANABE Seiichi Watanabe	Director	December 5, 2008
/s/ PATRICIA S. WOLPERT Patricia S. Wolpert	Director	December 4, 2008

INDEX TO EXHIBITS

Exhibit
Number

4.1(1)	Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Powers of Attorney (see page 4)

(1)	Incorporated by reference to Appendix A of the Registrant’s Proxy Statement filed on October 14, 2003 (File No. 000-12933).